Q3 FISCAL 2020 Letter to Shareholders October 29, 2020

Q3 Fiscal 2020 Highlights

- Posted preliminary results of $200.3 million of revenue, a gross margin of 28.0% on a GAAP basis and a net loss of $12.0 million. Excluding stock-based compensation, we achieved 29.7% gross margin on a non-GAAP basis and an adjusted EBITDA of $27.7 million.
- Achieved 314 acceptances; a 2.6% sequential increase over Q2 FY20.
- Secured and improved our capital structure with the closing of $230 million of 2.5% Green Convertible Senior Notes in August, and recently announced the completed conversion and retirement of our $249 million in outstanding 10% Convertible Promissory Notes due 2021. The Green Note offering was oversubscribed and upsized upon announcement.
- Powered Gillette Stadium in Foxborough, Massachusetts in announced deal with The Kraft Group.
- Supported emergency relief efforts in Louisiana in aftermath of Hurricane Laura and Hurricane Beta.
- Kept customers powered on with microgrids and prevented over 25 outages during Hurricane Isaias.
- Partnered with California utilities to take excess localized power generation at our customers' sites and return energy back to the grid to provide relief to centralized capacity limitations in California in the face of record-breaking heat waves and devastating wildfires.

"From the ongoing COVID-19 pandemic, to natural disasters occurring on either coast of the United States, and countries around the globe calling for immediate and necessary shifts to hydrogen and better forms of energy, we continue to see an increasing need for the sustainable and resilient energy power sources that Bloom Energy's technology provides. As we move forward, we will continue to serve our customers and communities around the world through ground-breaking innovation and access

Q3 Fiscal 2020 Preliminary Key Results

GAAP Revenue ($M)

$200.3M



$632.6
$785.2
$224.3
$187.9
$200.3
FY'18
FY'19
Q3'19
Q2'20
Q3'20

Total Acceptances (100 kW units)

314 systems



809
1,194
302
306
314
FY'18
FY'19
Q3'19
Q2'20
Q3'20

GAAP Gross Margin

28.0%



16.7%
12.4%
19.0%
14.0%
28.0%
FY'18
FY'19
Q3'19
Q2'20
Q3'20

Non-GAAP Gross Margin (excluding SBC)

29.7%



21.4%
18.2%
22.6%
16.5%
29.7%
FY'18
FY'19
Q3'19
Q2'20
Q3'20

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to leading technologies to improve global energy consumption.” KR Sridhar, Founder, Chairman and CEO, Bloom Energy Dear Shareholders, Despite the ongoing COVID-19 global pandemic, our focus and operational resiliency was on display as we continued to execute and deliver for our customers and shareholders. Our core business remains solid, and we were able to announce several new customers throughout the quarter. Renewable forms of energy and sustainable, efficient ways to power the grid have continued to garner increasing attention in Q3 of 2020. Whether natural disaster or pandemic related, communities around the world are realizing now, more than ever, how vulnerable we all are to disruptions that impact the production and distribution of goods and services. That is why our mission has not changed, and we will continue to deliver reliable, localized 2 megawatts of Bloom Energy Servers at Gillette power and push to reimagine future policies and Stadium, Foxborough, MA. operating models that will sustainably power communities in the future. During the quarter, we announced the powering of Gillette Stadium in Foxborough, MA, and an SK E&C deployment for 28 megawatts of fuel cell technology to power South Korea’s historic Hwasung and Paju cities. Bloom’s platform technology is well positioned for a variety of applications. As we have previously discussed, one sector that has acknowledged the need for reduced emissions and better energy solutions is the marine transport sector. The marine sector includes over 50,000 merchant ships and accounts for nearly 90% of world trade, and with it, 2.7% of the world’s CO2 emissions. We are partnering with key players in the marine industry to help reduce emissions by using Bloom fuel cells to fully power ships. Although the utilization is a few years out, we 3 anticipate wide adoption as the world looks to a zero emission global economy. Additionally, it was critical that we improve our balance sheet to give us the flexibility to invest in our technology roadmap and manufacturing capacity so that we can pursue industrial scale opportunities. This quarter we were able to secure $230 million in financing through 2.5% Green Convertible Notes due 2025. The competitive market rate and oversubscription of the issuance speaks to the investor confidence of our business going forward. Further, we recently announced that we improved the strength of our balance sheet by completing the conversion of the outstanding $249 million 10% Convertible Promissory Notes due 2021 and calling the outstanding $79 million of our 10% Senior Secured Notes due 2024, set for payoff on November 9, 2020. These actions have substantially improved our capital structure. As we pursue opportunities to grow, we will be disciplined and focused to ensure that our investments have the market demand, scale, and the ability to deliver a solid return on invested capital. At Bloom, we know that resilient communities will sit at the intersection of social, economic and environmental 19.8 megawatts of utility-scale Bloom Energy security in the future. That is why the work we are doing Servers in Hwasung, South Korea. today is so important. I want to thank my team for their ongoing efforts and the work they do to continue to Photo credit: SK E&C address today’s challenges to set us all up for a better tomorrow. And, I would like to thank our investors and all of our stakeholders for your continued support of Bloom Energy. 4

Q3 Fiscal 2020 Preliminary Financial Highlights

	Q3'19	Q2'20	Q3'20
Acceptances (100 kW)	302	306	314
Revenue ($M)	$224.3	$187.9	$200.3
GAAP Gross Margin (%)	19.0%	14.0%	28.0%
Gross Margin Excluding SBC (%)	22.6%	16.5%	29.7%
GAAP Net Loss ($M)	($51.8)	($42.5)	($12.0)
Adjusted EBITDA ($M)	$34.9	$2.1	$27.7
GAAP Net Loss per Share ($)	($0.44)	($0.34)	($0.09)
Adjusted Net Loss per Share ($)	($0.12)	($0.23)	($0.04)

Non-GAAP Financial Metrics

We reference several non-GAAP P&L metrics in the financial discussion that follows. Unless otherwise noted or defined, our non-GAAP metrics are calculated by starting with the equivalent GAAP metric and subtracting stock-based compensation. Bloom Energy believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and are considered by management for the purpose of making operational decisions.

Total Acceptances

We achieved 314 acceptances in Q3 FY20, or 31.4 megawatts (MW), from new and existing customers, a 4.0% increase year-over-year. Furthermore, acceptances increased 2.6% compared to Q2 FY20.

Recall that an acceptance typically occurs when the system is turned on and producing full power. For orders where one of our partners performs the installation, our acceptance criteria is different. Those acceptances are generally achieved when the systems are shipped or delivered to our partner. Upon acceptance, the customer order is moved from product backlog and is recognized as revenue. The 314 acceptances in Q3 FY20 represented

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13 different end customers, across ten industries and two countries. Revenue We achieved $200.3 million of revenue in Q3 FY20 compared to $224.3 million of revenue in Q3 FY19. This was a decrease of 10.7%, year-over-year. The revenue decrease in Q3 FY20 when compared to Q3 FY19 is primarily due to a higher average selling price (ASP) for the mix of acceptances in Q3 FY19, the majority of which was related to the PPA II repowering that occurred during that period. Q3 FY20 revenue included $14.2 million of previously 8.1 megawatts of utility-scale Bloom Energy deferred revenue that was recognized in the quarter that Servers in Paju, South Korea. was not associated with acceptances or service in the quarter. This was a one-time recognition of deferred Photo credit: SK E&C revenue related to a specific contract that changed scope. Sequentially, revenue increased by $12.4 million in Q3 FY20 from $187.9 million in Q2 FY20, an increase of 6.6%, attributable to the one-time $14.2 million of deferred revenue recognition. 6

Gross Profit and Gross Margin Gross profit on a GAAP basis increased by $13.3 million, or 31.1%, to $56.0 million in Q3 FY20, yielding a gross margin of 28.0% compared to a gross profit of $42.7 million and gross margin of 19.0% in Q3 FY19. Both gross profit and gross margin increased due to improvement in the losses in our service and electricity business lines, the one-time $14.2 million deferred revenue recognition and a decrease of $4.4 million in stock-based compensation, which was driven by the final vesting in July 2020 for restricted stock units that were issued in conjunction with our IPO in July 2018. This Q3 FY20 favorability was partially offset by the favorable ASP site acceptances in Q3 FY19 related to the PPA II repowering which did not repeat in Q3 FY20. Excluding stock-based compensation, non-GAAP gross profit increased by $8.9 million, or 17.6%, to $59.6 million in Q3 FY20, yielding a non-GAAP gross margin of 29.7%, compared to a non-GAAP gross profit of $50.7 million and non-GAAP gross margin of 22.6% in Q3 FY19. Non-GAAP gross profit and non-GAAP gross margin increased due to the improvement in the electricity and service losses and the one-time $14.2 million deferred revenue recognition, offset by the favorable ASP site acceptances in Q3 FY19. On a sequential basis, GAAP gross profit increased $29.8 million compared to Q2 FY20’s gross profit of $26.2 million, primarily driven by the one-time $14.2 million deferred revenue recognition in Q3 FY20 and the favorable profitability mix of Q3 FY20 acceptances. Gross margin increased by 14 percentage points from 14% to 28% on a sequential basis due to continued cost reduction efforts, the one-time $14.2 million deferred revenue recognition in Q3 FY20 and favorable profitability mix for site acceptances. Bloom employees delivered critical supplies to communities in Louisiana following Hurricane Laura Excluding stock-based compensation, non-GAAP gross profit increased $28.6 million sequentially, compared to Q2 FY20’s non-GAAP gross profit of $31.0 million. This was driven primarily by favorable site mix in Q3 FY20 and the one-time $14.2 million deferred revenue recognition in Q3 FY20. Excluding stock-based compensation, non-GAAP 7 gross margin increased by 13.2 percentage points to 29.7% sequentially, compared to Q2 FY20’s non-GAAP gross margin of 16.5%, due to the factors mentioned above. Operating Expenses Operating expenses for Q3 FY20 on a GAAP basis were $56.4 million, which was down $21.3 million, or 27.3% year-over-year, primarily driven by a $20.9 million reduction in stock-based compensation, which was driven by the final vesting in July 2020 for restricted stock units that were issued in conjunction with our IPO in July 2018. Excluding stock-based compensation, operating expenses for Q3 FY20 on a non-GAAP basis were $44.2 million, which increased $2.3 million, or 5.5% sequentially from Q2 Bloom refurbished more than 1,300 ventilators for FY20, and decreased $0.4 million year-over-year, or 0.9%. states across the country during the pandemic. Net Income / Loss Attributable to Common Stockholders and Adjusted EBITDA Net loss for Q3 FY20 on a GAAP basis was $12.0 million, which includes $15.8 million of stock-based compensation. Excluding stock-based compensation, net income was $3.8 million on a non-GAAP basis for Q3 FY20. Adjusted EBITDA for Q3 FY20 was $27.7 million, a $7.2 million decline when compared to Q3 FY19 adjusted EBITDA of $34.9 million, driven by the PPA II repowering that occurred in Q3 of FY19, and a $25.6 million improvement compared to Q2 FY20 adjusted EBITDA of $2.1 million, driven by favorable site mix in Q3 FY20 and the one-time $14.2 million deferred revenue recognition in Q3 FY20. Loss Per Share Loss per share for Q3 FY20 on a GAAP basis was $0.09 and our adjusted loss per share on a non-GAAP basis was $0.04 per share. 8

Change in Net Cash Our cash position, including restricted cash, increased by $180.3 million to $504.4 million from Q2 FY20 to Q3 FY20, primarily driven by the closing of the $230 million in Green Convertible Senior Notes in August. Outstanding Share Count As of September 30, 2020, our total shares issued and outstanding were 153.8 million, which includes 125.7 million of Class A shares and 28.1 million of Class B shares. On October 7, 2020, the remaining 10% Convertible Notes were converted to 12.0 million shares of our Class B common stock that were subsequently converted into our Class A common stock. We also have 6.3 million shares outstanding for employee stock awards and stock options as of September 30, 2020 that are in the money. COVID-19 We continue to monitor and adjust as appropriate our operations in response to the COVID-19 pandemic. As a technology company that supplies resilient, reliable and clean energy, we have been able to conduct the majority of operations as an “essential business” in California and Delaware, where we manufacture and perform many of our R&D activities, as well as in other states and countries where we are installing or maintaining our Energy Servers, notwithstanding government “shelter in place” orders. For the safety of our employees and others, many of our employees are still working from home unless they are directly supporting essential manufacturing production operations, installation work, service and maintenance activities and R&D. We have established protocols to minimize the risk of COVID-19 transmission within our facilities, including enhanced cleaning, and temperature 9 screenings upon entry. We follow all CDC guidelines when notified of possible exposures. Estimates Due to the ongoing uncertainties resulting from the global economic impact of the COVID-19 pandemic, Bloom Energy will not be providing estimates for the fourth quarter of 2020. However, we did want to provide some direction for our stock-based compensation for the rest of the year, given that the restricted stock units that we granted at the IPO were fully vested in July of 2020, and our stock-based compensation will converge to a level in-line with our peers in Q4 FY20. XXX PLACEHOLDER FOR CUSTOMER Q4’20 (in $ millions) Q4’19 PICTURE Estimates Stock-based compensation $36.1 $14.0 - $18.0 Summary As we enter into the final quarter of the year, we are doing so with a significant level of momentum in our business. The ongoing COVID-19 crisis, natural disasters and the effects of climate change continue to demonstrate the need for clean, reliable and resilient energy and Bloom is well positioned to capitalize on this demand going forward. Thank you for your continued support of Bloom Energy. Bloom Energy’s Power Outage Map Shows Increase in Blackouts in Sincerely, California KR Sridhar, Founder, Chairman and Chief Executive Officer Greg Cameron, Chief Financial Officer Bloom Energy will be powering 40 Stop & Shop grocery stores with our AlwaysON Microgrid 10

Bloom Energy Preliminary Summary GAAP Profit and Loss Statements ($000) Q3’19 Q2’20 Q3’20 Bloom Energy’s second largest utility project in the US is with Revenue 224,307 187,856 200,305 the Town of Colchester Cost of Revenue 181,582 161,607 144,318 Gross Profit 42,725 26,249 55,987 Gross Margin 19.0% 14.0% 28.0% Operating Expenses 77,637 55,749 56,359 Operating Loss (34,912) (29,500) (372) Operating Margin (15.6%) (15.7%) (0.2%) Non-operating Expenses1 16,838 13,012 11,582 Net Loss Attributable to (51,750) (42,512) (11,954) Common Stockholders 1. Non-operating Expenses, tax provision and non-controlling interest Bloom Energy Preliminary Summary Non-GAAP Profit and Loss Statements Excluding Stock Based Q3’19 Q2’20 Q3’20 Compensation ($000) Revenue 224,307 187,856 200,305 Cost of Revenue 173,597 156,871 140,750 Gross Profit (Loss) 50,710 30,985 59,555 Gross Margin 22.6% 16.5% 29.7% Operating Expenses 44,575 41,854 44,192 Operating Profit (Loss) 6,135 (10,869) 15,363 Operating Margin 2.7% (5.8%) 7.7% Non-operating Expenses 16,838 13,012 11,582 Net Income (Loss) Attributable (10,703) (23,881) 3,781 to Common Stockholders Adjusted EBITDA 34,877 2,084 27,673 11

Stock-Based Compensation Bridge ($000)	Q3'19	Q2'20	Q3'20
Gross Profit	42,725	26,249	55,987
Stock-based compensation-Cost of Revenue	7,985	4,736	3,568
Gross Profit – excluding SBC	**50,710**	**30,985**	**59,555**
Operating Expenses	77,637	55,749	56,359
Stock-based compensation-Operating Expenses	33,062	13,895	12,167
Operating Expenses - excluding SBC	**44,575**	**41,854**	**44,192**

Q3'20 Results $'000	Upfront	Ongoing			Total
	Product + Install	Service	Electricity	Total Ongoing	Q3'20
Acceptances (100kW)	288		26		314
Revenue	157,679	26,141	16,485	42,626	200,305
Cost of Revenue – excluding SBC	96,813	32,742	11,195	43,937	140,750
Gross Profit (Loss) – excluding SBC	**60,866**	**(6,601)**	**5,290**	**(1,311)**	**59,555**
Operating Expenses – excluding SBC					44,192
Operating Profit – excluding SBC					**15,363**

Product & Install Unit Economics ($/kW)	Q3'19	Q2'20	Q3'20[2]
ASP	6,126	4,772	4,983
TISC[1]	3,671	3,830	3,362
Profit	**2,455**	**942**	**1,621**

1. Total installed system cost is a cost metric to approximate the product and install cost of goods sold on a per kilowatt basis

2. Q3'20 ASP does not include the one-time $14.2 million deferred revenue recognition

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Bloom Energy Condensed Consolidated Balance Sheets (preliminary & unaudited) (in thousands) Bloom Energy Condensed Consolidated Balance Sheets (preliminary & unaudited) (in thousands) Bloom Energy Servers have been deployed at approximately 700 locations across diverse industries in four countries. 13

Bloom Energy Condensed Consolidated Balance Sheets (preliminary & unaudited) (in thousands) September 30, December 31, 2020 2019 Assets Current assets: Cash and cash equivalents $ 325,241 $ 202,823 Restricted cash 47,212 30,804 Accounts receivable 50,481 37,828 Inventories 131,911 109,606 Deferred cost of revenue 59,627 58,470 Customer financing receivable 5,341 5,108 Prepaid expenses and other current assets 30,240 28,068 Total current assets 650,053 472,707 Property, plant and equipment, net 601,929 607,059 Customer financing receivable, non-current 46,725 50,747 Restricted cash, non-current 131,916 143,761 Deferred cost of revenue, non-current 3,104 6,665 Other long-term assets 40,632 41,652 Total assets $ 1,474,359 $ 1,322,591 Liabilities, Redeemable Noncontrolling Interest, Stockholders’ Deficit and Noncontrolling Interest Current liabilities: Accounts payable $ 64,282 $ 55,579 Accrued warranty 9,807 10,333 Accrued expenses other current liabilities 77,882 70,284 Deferred revenue and customer deposits 95,546 89,192 Financing obligations 12,342 10,993 Current portion of recourse debt 115,657 304,627 Current portion of non-recourse debt 14,000 8,273 Current portion of recourse debt from related parties - 20,801 Current portion of non-recourse debt from related parties - 3,882 Total current liabilities 389,516 573,964 Derivative liabilities 19,542 17,551 Deferred revenue and customer deposits, net of current portion 103,517 125,529 Financing obligations, non-current 451,796 446,165 Long-term portion of recourse debt 227,481 75,962 Long-term portion of non-recourse debt 213,209 192,180 Long-term portion of non-recourse debt from related parties - 31,087 Other long-term liabilities 26,618 28,013 Total liabilities 1,431,679 1,490,451 Redeemable noncontrolling interest 189 443 Stockholders’ deficit: Total stockholders’ deficit (22,418) (259,594) Noncontrolling interest 64,909 91,291 Total liabilities, redeemable noncontrolling interest, stockholders' deficit and noncontrolling interest $ 1,474,359 $ 1,322,591 14

Bloom Energy Condensed Consolidated Statements of Operations (preliminary & unaudited) (in thousands, except per share data) Three Months Ended September 30, 2020 2019 As Restated Revenue: Product $ 131,076 $ 163,902 Installation 26,603 21,102 Service 26,141 23,665 Electricity 16,485 15,638 Total revenue 200,305 224,307 Cost of revenue: Product 72,037 91,697 Installation 27,872 26,141 Service 33,214 36,427 Electricity 11,195 27,317 Total cost of revenue 144,318 181,582 Gross profit 55,987 42,725 Operating expenses: Research and development 19,231 23,389 Sales and marketing 11,700 17,649 General and administrative 25,428 36,599 Total operating expenses 56,359 77,637 Loss from operations (372) (34,912) Interest income 254 1,214 Interest expense (19,902) (21,323) Interest expense to related parties (353) (1,605) Other income (expense), net (221) 525 Gain (loss) on extinguishment of debt 1,220 — Gain (loss) on revaluation of embedded derivatives 1,505 (540) Loss before income taxes (17,869) (56,641) Income tax provision 7 136 Net loss (17,876) (56,777) Less: net loss attributable to noncontrolling interests and redeemable noncontrolling interests (5,922) (5,027) Net loss attributable to Class A and Class B common stockholders $ (11,954) $ (51,750) Net loss per share available to Class A and Class B common stockholders, basic and diluted $ (0.09) $ (0.44) Weighted average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted 138,964 116,330 15

Bloom Energy Statement of Cash Flows (preliminary & unaudited) (in thousands) Nine Months Ended September 30, 2020 2019 As Restated Cash flows from operating activities: Net loss $ (147,496) $ (252,455) Adjustments to reconcile net loss to net cash provided by (used in) operating activities: Depreciation and amortization 38,888 64,948 Write-off of property, plant and equipment, net 36 2,987 Impairment of equity method investment 4,236 — Write-off of PPA II and PPA IIIb decommissioned assets — 25,613 Debt make-whole expense — 5,934 Revaluation of derivative contracts (2,339) 2,955 Stock-based compensation 57,385 160,233 Loss on long-term REC purchase contract 72 61 Loss on extinguishment of debt 11,785 — Amortization of debt issuance and premium cost, net (195) 16,295 Changes in operating assets and liabilities: Accounts receivable (12,654) 63,426 Inventories (22,772) (1,775) Deferred cost of revenue 1,562 (2,344) Customer financing receivable and other 3,790 4,142 Prepaid expenses and other current assets (2,647) 8,071 Other long-term assets (3,217) 1,294 Accounts payable 8,704 14,171 Accrued warranty (525) (4,074) Accrued expenses and other current liabilities 3,866 5,191 Deferred revenue and customer deposits (15,658) 22,252 Other long-term liabilities (2,811) 4,560 Net cash provided by (used in) operating activities (79,990) 141,485 Cash flows from investing activities: Purchase of property, plant and equipment (33,066) (39,690) Payments for acquisition of intangible assets — (1,478) Proceeds from maturity of marketable securities — 104,500 Net cash provided by (used in) investing activities (33,066) 63,332 Cash flows from financing activities: Proceeds from issuance of debt 300,000 — Proceeds from issuance of debt to related parties 30,000 — Repayment of debt (92,546) (93,263) Repayment of debt to related parties (2,105) (1,691) Debt make-whole payment — (5,934) Debt issuance costs (13,247) — Proceeds from financing obligations 14,807 20,333 Repayment of financing obligations (7,828) (6,419) Proceeds from noncontrolling interest 4,314 — Payments to noncontrolling and redeemable noncontrolling interests — (43,713) Distributions to noncontrolling and redeemable noncontrolling interests (6,103) (9,363) Proceeds from issuance of common stock 12,745 12,623 Net cash provided by (used in) financing activities 240,037 (127,427) Net increase in cash, cash equivalents, and restricted cash 126,981 77,390 Cash, cash equivalents, and restricted cash: Beginning of period 377,388 280,485 End of period $ 504,369 $ 357,875 16

Bloom Energy

Management's Use of Non-GAAP Financial Measures

This letter includes certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this letter, and not to rely on any single financial measure to evaluate our business.

Reconciliation of GAAP to Non-GAAP Financial Measures (preliminary & unaudited) (in thousands)

Gross Profit and Gross Margin to Gross Profit Excluding Stock-Based Compensation and Gross Margin Excluding Stock-Based Compensation

Gross margin and gross profit excluding stock-based compensation (SBC) are supplemental measures of operating performance that do not represent and should not be considered alternatives to gross margin or gross profit, as determined under GAAP. These measures remove the impact of stock-based compensation. We believe that gross margin and gross profit excluding stock-based compensation supplement the GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of gross margin and gross profit excluding stock-based compensation to gross margin and gross profit, the most directly comparable GAAP measures, and the computation of gross margin excluding stock-based compensation are as follows:

	Q3'19	Q2'20	Q3'20
Revenue	**224,307**	**187,856**	**200,305**
Gross Profit	42,725	26,249	55,987
Gross Margin %	**19.0%**	**14.0%**	**28.0%**
Stock-based compensation (Cost of Revenue)	7,985	4,736	3,568
Gross Profit excluding SBC	50,710	30,985	59,555
Gross Margin excluding SBC %	**22.6%**	**16.5%**	**29.7%**

Operating Loss to Operating Income (Loss) Excluding Stock-Based Compensation

Operating income (loss) excluding stock-based compensation is a supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss, as determined under GAAP. This measure removes the impact of stock-based compensation. We believe that operating income (loss) excluding stock-based compensation supplements the GAAP measure and enables us to more effectively evaluate our performance period-over-period. A reconciliation of operating income (loss) excluding stock-based compensation to operating loss, the most directly comparable GAAP measure, and the computation of operating income (loss) excluding stock-based compensation are as follows:

	Q3'19	Q2'20	Q3'20
Operating Income (Loss)	**(34,912)**	**(29,500)**	**(372)**
Stock-based compensation	41,047	18,631	15,735
Operating Income (Loss) excluding SBC	**6,135**	**(10,869)**	**15,363**

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Net Loss to Adjusted Net Loss and Computation of Adjusted Net Loss per Share

Adjusted net loss and adjusted net loss per share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net loss and net loss per share, as determined under GAAP. These measures remove the impact of the non-controlling interests associated with our legacy PPA entities, the revaluation of warrants and derivatives, fair market value adjustment for the PPA derivatives, and stock-based compensation, all of which are non-cash charges. We believe that adjusted net loss and adjusted net loss per share supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of adjusted net loss to net loss, the most directly comparable GAAP measure, and the computation of adjusted net loss per share are as follows:

	Q3'19	Q2'20	Q3'20
Net loss to Common Stockholders	**(51,750)**	**(42,512)**	**(11,954)**
Loss (gain) on extinguishment of debt	-	-	(1,220)
Loss (gain) for non-controlling interests[1]	(5,027)	(5,466)	(5,922)
Loss (gain) on warrant & derivatives liabilities[2]	540	(412)	(1,505)
Loss (gain) on the Fair Value Adjustments for certain PPA derivatives[3]	828	135	(726)
Stock-based compensation	41,047	18,631	15,735
Adjusted Net Loss	**(14,362)**	**(29,624)**	**(5,592)**
Net loss to Common Stockholders per Share	**$ (0.44)**	**$ (0.34)**	**$ (0.09)**
Adjusted Net Loss per Share	**$ (0.12)**	**$ (0.23)**	**$ (0.04)**
GAAP weighted average shares outstanding attributable to common, Basic and Diluted (thousands)	116,330	125,928	138,964
Pro forma weighted average shares outstanding attributable to common, Basic and Diluted (thousands)[4]	117,263	130,646	138,964

1. Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2. Represents the adjustments to the fair value of the warrants issued or embedded derivatives associated with the convertible notes and other derivatives
3. Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our first PPA company), a wholly owned subsidiary
4. Includes adjustments to reflect assumed conversion of redeemable convertible preferred stock and convertible promissory notes

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Net Loss to Adjusted EBITDA Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, non-controlling interest, revaluations, stock-based compensation and depreciation and amortization expense. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows: Q3’19 Q2’20 Q3’20 Net loss to Common Stockholders (51,750) (42,512) (11,954) Loss (gain) on extinguishment of debt - - (1,220) Loss (gain) for non-controlling interests1 (5,027) (5,466) (5,922) Loss (gain) on warrant & derivatives liabilities2 540 (412) (1,505) Loss (gain) on the Fair Value Adjustments for certain PPA 828 135 (726) derivatives3 Stock-based compensation 41,047 18,631 15,735 Depreciation & Amortization 27,914 12,818 13,036 Provision for Income Tax 136 141 7 Interest Expense / Other Misc 21,189 18,749 20,222 Adjusted EBITDA 34,877 2,084 27,673 1. Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method 2. Represents the adjustments to the fair value of the warrants issued or embedded derivatives associated with the convertible notes and other derivatives 3. Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our first PPA company) 19

Safe Harbor Statement / Forward-Looking Statements This letter may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the demand and value for sustainable and resilient energy power sources; our ability to deliver reliable, localized power that will sustainably power communities in the future; our ability to innovate and provide leading technologies to improve global energy consumption; overall demand for our Energy Servers; our ability to fund our technology roadmap; both current and future applications; the timing of new applications; the development of the market ecosystem for new applications; our ability to expand in new product market and territory markets; our ability to expand our manufacturing capacity and ability to preserve cash and manage our working capital needs; and our estimates for Q4 FY20 stock based compensation. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to, our limited operating history, the emerging nature of the distributed generation market, the significant losses we have incurred in the past, our ability to service our existing debt obligations, the significant upfront costs of our Energy Servers, the ability to secure financing for our products, the risk of manufacturing defects, the accuracy of our estimates regarding the useful life of our Energy Servers, the availability of rebates, tax credits and other tax benefits, our reliance on tax equity financing arrangements, our reliance upon a limited number of customers, our lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of our Energy Servers, business and economic conditions and growth trends in commercial and industrial energy markets, global economic conditions and uncertainties in the geopolitical environment, overall electricity generation market, the impact of the COVID-19 pandemic on the global economy and its potential impact on our supply chain, installation operations, demand for our products, the restatement of our financial statements as announced in our Current Report on Form 8-K filed with the SEC on February 12, 2020 and other risks and uncertainties. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances described in the forward- looking statements will be achieved or occur. These forward-looking statements should also be read in conjunction with the other cautionary statements that are included elsewhere in our public filings, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report (amended) for the quarter ended June 30, 2020, and subsequent filings with the SEC from time to time. The statements in this shareholder letter were made as of October 29, 2020 and reflect management’s views and expectations at that time. We disclaim any obligation to update or revise any forward-looking statements in this letter to reflect subsequent events, actual results or changes in our expectations, except as required by law. 20